Exhibit 99.1

Relay Therapeutics Extends Leadership in Integrating Computational and

Experimental Approaches to Create Precision Medicines by Acquiring ZebiAI

Relay Therapeutics’ leadership in this new breed of biotech positions the company as a strategic partner of choice for emerging technologies and founders in these fields

ZebiAI amplifies Relay Therapeutics’ Dynamo™ platform with a library of industry-leading experimental DEL data sets and validated machine learning models deployed in hit finding and optimization of novel medicines

Relay Therapeutics to host conference call at 8:00 a.m. ET

Cambridge, MA – April 16, 2021 – Relay Therapeutics, Inc. (Nasdaq: RLAY), a clinical-stage precision medicine company transforming the drug discovery process by combining leading edge computational and experimental technologies, today announced the acquisition of ZebiAI, a pioneer in applying massive experimental DNA encoded library data sets to power machine learning for drug discovery (ML-DEL). Together, Relay Therapeutics and ZebiAI aspire to accelerate the application of machine learning across the Dynamo™ platform to potentially fast-track the finding of novel medicines against intractable targets.

Relay Therapeutics’ experienced team, leadership, and track record of integrating leading edge computational and experimental technologies positions the company as a strategic partner of choice for emerging technologies and founders in these fields. ZebiAI is the first of such technologies that will augment the Dynamo platform, and Relay Therapeutics looks forward to further investments in these areas.

At its core, Relay Therapeutics’ approach is to continually enhance the drug discovery process by accumulating purpose-built experimental data sets at each point along the discovery continuum and deploy them to strengthen the predictive power of proprietary computational tools. ZebiAI builds on Relay Therapeutics’ approach by bringing a massive library of curated experimental data, validated machine learning models, a collaboration with Google’s Accelerated Science Group to continue to build this computational capability, as well as a team with deep expertise in ML-DEL.

“We are excited to welcome the ZebiAI team into Relay Therapeutics,” said Sanjiv Patel, M.D., president and chief executive officer of Relay Therapeutics. “We have built a unique ability over the past five years to combine diverse computational and experimental technologies to create new medicines. The combination of ZebiAI’s approach with our Dynamo platform has the potential to predict more drug-like chemical starting points, reduce cycle time to compound optimization, and ultimately, increase the number and range of programs that can be developed in parallel. We aim to continue to tackle the toughest drug discovery problems to have an even greater impact on patients, and ZebiAI will help us achieve this goal.”

“We believe the combination of Relay Therapeutics’ proven track record of integrating computational and experimental technologies to bring medicines into clinical development with ZebiAI’s extensive experimental data sets and ML-DEL capabilities will push the boundaries of what is possible in drug discovery,” said Rafael Gomez-Bombarelli, Ph.D., chief learning officer of ZebiAI and assistant professor at Massachusetts Institute of Technology who will join Relay Therapeutics as an advisor.

Under the terms of the merger agreement, Relay Therapeutics will pay $85 million upfront, comprised of $20 million in cash and $65 million in Relay Therapeutics common stock. ZebiAI stockholders are also eligible to receive up to an additional $85 million in platform and program-related milestone payments, payable in Relay Therapeutics common stock. Additionally, if Relay Therapeutics enters partnering or collaboration agreements related to ZebiAI’s platform, ZebiAI stockholders are eligible to receive 10% of the payments received within the next three years, up to an aggregate cap of $100 million payable in cash. The acquisition is subject to customary closing conditions. Upon closing of this acquisition, Relay Therapeutics continues to expect its current cash and cash equivalents will be sufficient to fund its current operating plan into 2024.

Conference Call Information

Relay Therapeutics will host a live webcast and conference call today beginning at 8:00 a.m. ET to discuss the ZebiAI acquisition. To access the live call, please dial (833) 540-1168 (domestic) or (929) 517-0359 (international) and refer to conference ID 7827289. A webcast of the conference call will be available under “News and Presentations” in the Media & Investors section of Relay Therapeutics’ website at http://ir.relaytx.com. The archived webcast will be available on Relay Therapeutics’ website approximately two hours after the conference call and will be available for 30 days following the call.

About Relay Therapeutics

Relay Therapeutics (Nasdaq: RLAY) is a clinical-stage precision medicines company transforming the drug discovery process with the goal of bringing life-changing therapies to patients. Relay Therapeutics is the first of a new breed of biotech created at the intersection of disparate disciplines. The company’s Dynamo™ platform integrates an array of leading-edge computational and experimental approaches to effectively drug protein targets that have previously been intractable. The initial focus is on enhancing small molecule therapeutic discovery in targeted oncology and genetic disease. For more information, please visit www.relaytx.com or follow us on Twitter.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements regarding Relay Therapeutics’ strategy, business plans and focus; the completion of the pending merger with ZebiAI, including the satisfaction of the required closing conditions and the anticipated closing date; the expected strategic benefits of the acquisition, including the potential synergies of Relay Therapeutics and ZebiAI in combination and potential improvements to Relay Therapeutics’ computational and experimental technologies and the Dynamo platform; Relay Therapeutics’ position as a strategic partner of choice in computational and experimental technologies; expectations regarding Relay Therapeutics’ further investment in these fields; the achievement and payment of certain platform and program-related milestones or entry into partnering or collaboration agreements related to ZebiAI’s platform, including the expected timing and benefits thereof; expectations regarding Relay Therapeutics’ use of capital, expenses, future accumulated deficit and other financial results during 2021 and in the future, and Relay Therapeutics’ ability to fund operations through at least 2024. The words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “expect,” “estimate,” “seek,” “predict,” “future,” “project,” “potential,” “continue,” “target” and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks associated with: the failure to close the acquisition on a timely basis or at all, the impact of COVID-19 on countries or regions in which we have operations or do business, as well as on the timing and anticipated results of our clinical trials, strategy and future operations; the delay of any current or planned clinical trials or the development of the Company’s drug candidates; the risk that the results of our clinical trials may not be predictive of future results in connection with future clinical trials; the Company’s ability to successfully demonstrate the safety and efficacy of its drug candidates; the timing and outcome of the Company’s planned interactions with regulatory authorities; and obtaining, maintaining and protecting its intellectual property. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Relay Therapeutics’ Annual Report on Form 10-K for the year ended December 31, 2020, as well as any subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent Relay Therapeutics’ views only as of today and should not be relied upon as representing its views as of any subsequent date. Relay Therapeutics explicitly disclaims any obligation to update any forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Contact:

Pete Rahmer

Senior Vice President, Corporate Affairs and Investor Relations

617-322-0715

prahmer@relaytx.com

Media:

Dan Budwick

1AB

973-271-6085

dan@1abmedia.com